Exhibit 99.1

Remarks of the Chair and the Chief Executive
Prepared for the Annual Meeting of Stockholders
November 5, 2026
CHAIR:

Good morning. It is my pleasure to welcome you all to News Corp’s 2026 Annual Meeting of Stockholders. Fiscal 2026 marked another record year for the company, a testament to our essential journalism, expert analysis and high-quality data and information, which are irreplaceable commodities in the AI age. By expanding our digital expertise and developing our growth engines—Dow Jones, Digital Real Estate Services and Book Publishing—News Corp further proved that it is a crucial part of the new AI information ecosystem.

We are at an important intersection of extraordinary opportunity and responsibility. While we are proud to partner with principled companies that respect the value of our content, we remain equally dedicated to protecting the intellectual property that distinguishes our brands as trusted sources for audiences and customers around the world.

Our financial success in fiscal 2026 would not be possible without the enduring support of our shareholders and the consistent contributions of our employees. As the fortunes of many companies fluctuate in this environment, the creativity and curiosity that have always been foundational to News Corp only increase in value, and we have an imperative to ensure they prosper far into the future. We are dedicated to delivering value for our investors, and we will always be committed to fostering an open contest of ideas and championing the pursuit of truth. I want to thank our Chairman Emeritus, Rupert Murdoch, for his enduring example of leading with curiosity and integrity, as well as our Chief Executive, Robert Thomson, for his leadership of the company. As always, I am grateful to our employees for their hard work, and to our shareholders for their lasting support.

CHIEF EXECUTIVE:

To echo our Chair, fiscal 2026 was a record-breaking year for News Corp as we delivered record revenue and profitability on a continuing operations basis. Revenues rose 7% to $9 billion, Total Segment EBITDA increased 15% to over $1.6 billion and free cash flow increased significantly, rising 42% to $811 million. Our net income from continuing operations rose 15% to $743 million, and our enhanced cash position enabled us to aggressively return capital to shareholders, with the buyback accelerating to well over four times the prior year’s rate at $643 million.

Our sterling performance in fiscal 2026 was a product of sustained development of our core growth engines—Dow Jones, Digital Real Estate Services and Book Publishing. That positive trajectory, and the record profits, reflected our clear digital strategy and our focus on recurring revenues.

Fiscal 2026 was marked by a confluence of technological, economic and political turbulence. Much of the world is being reshaped by artificial intelligence, but it is only as useful as the integrity of its inputs. News Corp plays a crucial role in the emerging information ecosystem. Without our journalists, our authors, our data, our brands and our professional expertise, users would be drowning in a slimy sea of AI slop.

That is why we cultivate partnerships with principled companies who respect the importance of provenance. However, under our woo and sue approach, we are also taking aggressive action against those who pilfer and profit from stealing our content at scale.

Turning now to our segments, Dow Jones delivered impressive results, with revenues rising 7% to nearly $2.5 billion and Segment EBITDA growing 13% to $663 million. At an Investor Briefing in March, the team outlined a path to $1 billion in Segment EBITDA, and we are well on the way to reaching that milestone.

Dow Jones’ B-2-B continued to flourish, led by strength at Risk and Compliance and Dow Jones Energy, which benefitted from expanded product portfolios, and promise significant growth ahead in their respective markets.

Enterprise subscriptions continued to expand, and the Dow Jones news business finished the year with over 6.7 million total subscriptions, a 7% increase, while circulation revenues improved, digital direct subscription ARPU accelerated and digital advertising was buoyant in the fourth quarter.

In Digital Real Estate Services, both Realtor.com® and REA Group were resilient despite challenges in the U.S. and Australian housing markets. Together they posted an emphatic performance for the year, with revenues rising 12% to $2 billion, while Segment EBITDA burgeoned 23% to $741 million.

Realtor.com® closed fiscal 2026 with three straight quarters of double-digit growth and seven consecutive quarters of year-on-year expansion, even though U.S. mortgage rates remained elevated throughout the year. The focus on high-quality leads, AI product innovation and assiduous assistance for buyers, sellers and Realtors, has transformed the business’s fortunes. The team also continues to provide reliable real estate news and analysis, which has made Realtor.com® the largest site in America for residential property news.

In Australia, REA Group saw revenues increase 12% to $1.4 billion. Following the sale of REA India and the planned 35% investment in Distilled, the team remains focused on realizing the company’s potential and driving growth in lucrative adjacencies, including mortgage broking, and enhancing services for buyers, sellers and agents.

In Book Publishing, annual revenues reached $2.3 billion, exceeding the prior year by 6%. While full-year Segment EBITDA reflected two isolated write-offs, the fourth quarter finished with healthy year-on-year growth. We saw success across our list: from Rachel Reid’s Game Changers series and Senator John Kennedy’s How to Test Negative for Stupid and Ann Patchett’s Whistler. Digital demand across audiobooks and e-books was robust, and the Christian publishing business delivered sterling results.

Finally, in News Media, revenues gained 3% to reach $2.2 billion, thanks to favorable forex fluctuations, and higher circulation and subscription revenues. News UK benefitted from the World Cup, driving a 40% increase in streaming hours across News Broadcasting to over 9 million hours for the fourth quarter.

In an era of rapid evolution across the media landscape, the reach of our mastheads remained significant in fiscal 2026. We invested in new projects to strengthen that contemporary reach, including the successful launch of The California Post, while in Australia, the News24 brand has officially replaced Sky News.

It was certainly a challenging year for many media companies, but News Corporation reported record revenues, record margins and record profits on a continuing operations basis. We cherish our principles and traditions, but, as is characteristic of our founding family, we will never be complacent, and we approach each day with energy and curiosity.

Our success is a testament to the astute leadership of our Chair Lachlan Murdoch and our Board of Directors, and the enduring resonance of our Chairman Emeritus, Rupert Murdoch. Our thanks also go to our teams around the world and to the shareholders who have been supportive on this auspicious journey.

Cautionary Statement Concerning Forward-Looking Statements
This document contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from these expectations due to the risks, uncertainties and other factors described in the Company’s filings with the Securities and Exchange Commission. More detailed information about factors that could affect future results is contained in our filings with the Securities and Exchange Commission. The “forward-looking statements” included in this document are made only as of the date of this document and we do not have and do not undertake any obligation to publicly update any “forward-looking statements” to reflect subsequent events or circumstances, and we expressly disclaim any such obligation, except as required by law or regulation.
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